Exhibit 5

                           WEIL, GOTSHAL & MANGES LLP
                A Partnership Including Professional Corporations
                    767 Fifth Avenue New York, NY 10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007



                               September 13, 2000




Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, Connecticut 06067

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Gentlemen:

                  We have acted as counsel to Ames Department Stores, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 2,000,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options granted or to be granted pursuant to the Company's Amended and Restated 1998 Management Stock Incentive Plan, as amended (the "Plan").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the shares of Common Stock to be issued pursuant to the terms of the Plan have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ Weil, Gotshal & Manges LLP